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                                                                    EXHIBIT 99.1
                                      PROXY

                               THE PEACHTREE BANK

                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Monty G. Watson and Kelly J. Johnson, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The Peachtree Bank, a state-chartered commercial bank ("Peachtree Bank"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Peachtree Bank Shareholders to be held at the main office of Peachtree Bank located at 9570 Medlock Bridge Road, Duluth, Georgia, on Tuesday, June 29, 1999, at _____ p.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the proxy statement/prospectus and the Notice of Annual Meeting of Shareholders, dated ________, 1999, the receipt of which is acknowledged in the manner specified below.

Proposal 1.  To elect the following persons to serve as directors for a one-year term until the next annual meeting:

             Nominees: Robert D. Cheeley, Daniel B. Cowart, Paul D. Donaldson, Charles Douglas, Dexter R. Floyd, J. Edwin Howard, John J. Howard,
             J. Stephen Hurst, Charles A. Machemehl, III, J. Paul Maggard, Monty
             G. Watson

             [  ] FOR All Nominees          [  ] Withhold Authority to Vote
                                                 for All Nominees Listed Above

             To withhold authority to vote for any nominee, write that nominee's name below:

Proposal 2.  Reorganization. To approve, ratify, confirm and adopt the Plan of
             Reorganization, dated as of February 18, 1999 (the "Plan of Reorganization"), by and among Peachtree Bank, The PB Financial Services Corporation ("PB Financial") and Interim PB Corporation ("Interim") pursuant to which (i) Peachtree Bank will merge (the "Merger") with and into Interim, and (ii) each share of the $5 par value common stock of Peachtree Bank ("Peachtree Bank common stock") issued and outstanding at the effective time of the Merger will be exchanged for one share of $5.00 par value common stock of PB Financial ("PB Financial common stock").

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

Proposal 3.  In the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      DATED:                             , 1999
                                            -----------------------------

                                      -----------------------------------------
                                                   Signature

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                                            Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE PEACHTREE BANK, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

         I _____will _____will not attend the Annual Meeting.